United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2011
TRC COMPANIES, INC. (Exact name of registrant as specified in its charter)
Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095
(Address of Principal Executive Offices) (Zip Code)
(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2011, TRC Companies, Inc. (the “Company”) entered into a Third Amended and Restated Employment Agreement with Christopher P. Vincze, pursuant to which Mr. Vincze will remain in his current position as Chairman of the Board of Directors and Chief Executive Officer of the Company (the “Agreement”). As of July 1, 2011 (the “Effective Date”), the Agreement replaces, in its entirety, Mr. Vincze's existing employment agreement with the Company. The following summary description is qualified in its entirety by reference to the Agreement and the Restricted Stock Awards (defined below), which are attached to this Form 8-K as Exhibits 10.1,10.2 and 10.3, and are incorporated herein by reference.

Position. Mr. Vincze will continue to have the title and responsibilities of Chairman of the Board of Directors and Chief Executive Officer.

Employment Term. The Agreement commences as of the Effective Date for an initial term of four years (the “Employment Term”). If Mr. Vincze remains employed by the Company after the expiration of the Employment Term, the Agreement will automatically renew for successive one-year terms unless either the Company or Mr. Vincze shall provide written notice of their intent not to renew the Agreement within thirty (30) days of the expiration of the Employment Term or any extension.

Compensation. Under the Agreement, Mr. Vincze's initial base salary will be $500,000 per year, which shall be subject to annual review and increase but not decrease by the Compensation Committee (the “Compensation Committee”) of the Company's Board of Directors. As further compensation for his services, Mr. Vincze shall be eligible, during the Employment Term and any extension, for an annual bonus from the Company pursuant to the Executive Management Bonus Plan. Any such bonus shall be determined no later than the date which is two and one half (2 1/2) months following the end of the fiscal year for which the bonus was awarded and paid no later than three and one half (3 1/2) months following such fiscal year end.

Restricted Stock Awards. As of the Effective Date the Company agrees to grant Mr. Vincze a Restricted Stock Award of 300,000 shares of common stock (the “2012 Award”) and, to the extent Mr. Vincze is still employed by the Company as of the first anniversary of the Effective Date, will grant him an additional Restricted Stock Award of 300,000 shares of common stock as of such anniversary (the “2013 Award” and, together with the 2012 Award, the “Restricted Stock Awards”). Forty percent of the shares of Common Stock subject to the Restricted Stock Awards contain time-based vesting restrictions and the remaining sixty percent are subject to performance-based vesting restrictions. The time-based vesting component of the 2012 Award will vest in equal one-fourth increments on July 1 of 2012, 2013, 2014, and 2015; and the time-based vesting component of the 2013 Award, if awarded pursuant to the Agreement, will vest in equal one-third increments on July 1 of 2013, 2014, and 2015. The performance-based vesting components of both Restricted Stock Awards shall vest in their entirety based on earnings per share (“EPS”) for the Company's fiscal year ending June 30, 2014 (or an earlier trailing four-quarter period) (the “FY 2014 Target”). If the FY 2014 Target is not achieved prior to July 1, 2014, the performance-based vesting components will vest in their entirety based on EPS in a trailing four-quarter period ending on or before July 1, 2015. If neither of the EPS targets is met by the indicated dates, the performance-based vesting components of the Restricted Stock Awards will immediately be forfeited.

For subsequent Company fiscal years during the Employment Term, Mr. Vincze will receive annual restricted stock awards, in amounts to be determined in accordance with his role in the Company and as approved by the Compensation Committee.

Benefits. During the Employment Term and any extension, Mr. Vincze will be entitled to participate in and to receive benefits from all present and future life, vacation, accident, disability, medical, pension, and savings plans and all similar benefits made available generally to executives of the Company. In addition, during the Employment Term and any extension, the Company will provide Mr. Vincze with an automobile allowance of at least $700 per month (subject to increase consistent with Company policies applicable to other of its executives) and will reimburse the cost of Mr. Vincze's reasonable travel and business expenses in accordance with existing Company policies.

Termination. If the Company terminates Mr. Vincze's employment for any reason other than death, disability, or Cause (as defined in the Agreement), or if Mr. Vincze terminates his employment for Good Reason (as defined in the Agreement), the Company will pay to Mr. Vincze a lump sum equal to the greater of (i) two and half times his base salary in effect immediately prior to such termination, or (ii) $1.25 million. In addition, the Company will pay Mr. Vincze, in a lump sum, his accrued base salary, accrued but unused vacation, outstanding business expenses, and his pro-rated bonus (if any) through the date of such termination. To the extent permitted by applicable law, the Company will also provide Mr. Vincze with continued coverage under the Company's benefit plans and the benefits described above for a period of two years following such separation, except that automobile and related expenses shall be paid in a lump sum payment in an amount equal to said benefits for a twenty-four month period to be paid six months after the date of such separation. If such coverage cannot be continued to Mr. Vincze after such separation of service, the Company shall, within six months after such termination, pay Mr. Vincze in a lump sum an amount equivalent to the cost of such coverage.

If the Company terminates Mr. Vincze's employment for Cause, the Company shall pay Mr. Vincze his accrued base salary and accrued but unused vacation plus all business expenses and the car allowance through the date of such termination.

If Mr. Vincze's employment is terminated as the result of his death, the Company shall pay, in a lump sum to his beneficiaries or estate, as applicable, an amount equal to his pro-rated bonus (if any) and accrued but unused vacation through the date of his death, payable within six months of the date of death.

If Mr. Vincze's employment is terminated as the result of his becoming Permanently Disabled (as defined in the Agreement), Mr. Vincze will be entitled to receive disability payments pursuant to the Company's then existing disability plans in which he is enrolled. The Company shall pay, in a lump sum to Mr. Vincze, an amount equal to the difference, if any, by which amounts paid under the Company's then existing disability plans are less than the greater of (i) two and one half times Mr. Vincze's annual base salary in effect immediately prior to the date of such termination, or (ii) $1.25 million. In addition, the Company shall pay, in a lump sum to Mr. Vincze, an amount equal to his pro-rated bonus (if any) and accrued but unused vacation through the date of his termination as the result of his Permanent Disability, payable within six months of such date.

Change of Control. Under the Agreement, in the event of a Change of Control (as defined in the Agreement) of the Company during the Employment Term or any extension, the Agreement will be assumed by any successor entity. If the Agreement is not assumed, the Company shall pay, in a lump sum, an amount equal to the greater of (i) two and one half times Mr. Vincze's annual base salary immediately prior to the date of consummation of the Change of Control, or (ii) $1.25 million, payable within six months of such date.

Restrictions. Pursuant to the Agreement, Mr. Vincze agrees, for a period of one year following termination of his employment for any reason, not to (i) engage in the business of consulting or engineering activities of the type offered by the Company (including acting as a director, officer, employee, partner or stockholder, member, owner or proprietor of, consultant, advisor or agent to, any entity engaged in such business) within any state in which the Company or any of its subsidiaries or affiliates is carrying on such business, or (ii) without the Company's written consent, directly or indirectly, solicit, induce or attempt to solicit or induce any employee, agent or other representative or associate of the Company, to terminate its relationship with the Company or in any way interfere with such relationship.

Item 9.01. Financial Statements and Exhibits.
Exhibit 10.1     Third Amended and Restated Employment Agreement, dated as of June 28, 2011, by and between the Company and Christopher P. Vincze.
Exhibit 10.2    Restricted Stock Unit Award, dated July 1, 2011, by and between the Company and Christopher P. Vincze.
Exhibit 10.3    Form of Restricted Stock Unit Award, dated July 1, 2012, by and between the Company and Christopher P. Vincze.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2011    TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

Exhibit 10.1     Third Amended and Restated Employment Agreement, dated as of June 28, 2011, by and between the Company and Christopher P. Vincze.
Exhibit 10.2    Restricted Stock Unit Award, dated July 1, 2011, by and between the Company and Christopher P. Vincze.
Exhibit 10.3    Form of Restricted Stock Unit Award, dated July 1, 2012, by and between the Company and Christopher P. Vincze.